Exhibit 99.1

PondelWilkinson Inc.
1880 Century Park East, Suite 350
Los Angeles, CA 90067

Investor Relations	T	(310) 279 5980
Strategic Public Relations	F	(310) 279 5988
	W	www.pondel.com

	CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200
NEWS
RELEASE		Hilton H. Schlosberg
Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

MONSTER BEVERAGE REPORTS 2016 FIRST QUARTER FINANCIAL RESULTS

—— First quarter net sales rise to $680.2 million ——

—— Company currently intends to commence tender offer to repurchase up to $2.0 billion of common stock ——

Corona, CA — April 29, 2016 — Monster Beverage Corporation (NASDAQ:MNST) today reported financial results for the first quarter ended March 31, 2016.

In connection with the long-term strategic partnership entered into with The Coca-Cola Company (the “TCCC Transaction”), the comparable 2015 first quarter financial results included distributor termination costs of $206.0 million, $39.8 million of acceleration of deferred revenue as a result of distributor terminations and TCCC Transaction related expenses of $3.6 million.

The following table summarizes the impact of these items on revenues and operating income for the three-months ended March 31, 2016 and 2015 (See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibit):

Income Statement Items (in thousands):	Three-Months Ended March 31, 2016	Three-Months Ended March 31, 2015

Included in Net Sales:
Acceleration of deferred revenue	$—	$39,761

Included in Operating Expenses:
Distributor termination costs	$(3,440)	$(205,980)
TCCC Transaction expenses	$—	$(3,597)

Net Impact on Operating Income	$(3,440)	$(169,816)

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First Quarter Results

Gross sales for the 2016 first quarter increased 9.5 percent to $777.5 million from $710.2 million in the same period last year. Excluding acceleration of deferred revenue, gross sales increased 16.0 percent for the 2016 first quarter. Net sales for the 2016 first quarter increased 8.5 percent to $680.2 million from $626.8 million in the same period last year. Excluding acceleration of deferred revenue, net sales increased 15.9 percent for the 2016 first quarter.  Unfavorable currency exchange rates had the effect of reducing gross sales by approximately $15.1 million and net sales by approximately $12.3 million in the 2016 first quarter.

Net sales for the Company’s Finished Products segment for the 2016 first quarter increased 4.8 percent to $624.3 million from $595.5 million for the same period last year. Excluding acceleration of deferred revenue, net sales for the Company’s Finished Products segment increased 12.3 percent for the 2016 first quarter.

Net sales for the Company’s Concentrate segment for the 2016 first quarter were $55.9 million. There were no corresponding sales in the comparable 2015 quarter.  As a result of the TCCC Transaction, there were no net sales for the Company’s Other segment in the 2016 first quarter, as compared to $31.3 million for the same period last year.

Gross sales to customers outside the United States increased to $184.4 million in the 2016 first quarter from $141.0 million in the corresponding quarter in 2015. Net sales to customers outside the United States rose to $149.1 million in the 2016 first quarter from $113.0 million in the corresponding quarter in 2015.

Gross profit, as a percentage of net sales, for the 2016 first quarter increased to 62.2 percent from 58.9 percent for the comparable 2015 first quarter. Gross profit for the 2015 first quarter excluding acceleration of deferred revenue was 56.1 percent.

Operating expenses for the 2016 first quarter were $168.4 million, as compared with $361.3 million in the first quarter last year. Excluding distributor termination costs and TCCC Transaction expenses, operating expenses for the 2016 first quarter were $164.9 million, as compared with $151.8 million in the first quarter last year.

Distribution costs as a percentage of net sales were 3.4 percent for the 2016 first quarter, compared with 4.1 percent in the first quarter last year. Excluding acceleration of deferred revenue, distribution costs as a percentage of net sales were 4.4 percent for the comparable 2015 first quarter.

Selling expenses as a percentage of net sales for the 2016 first quarter were 10.2 percent, compared with 10.0 percent in the first quarter last year. Excluding acceleration of deferred revenue, selling expenses as a percentage of net sales were 10.6 percent for the comparable 2015 first quarter.

General and administrative expenses for the 2016 first quarter were $75.8 million, or 11.1 percent of net sales, as compared with $273.1 million, or 43.6 percent of net sales, for the comparable 2015 first quarter.  Excluding acceleration of deferred revenue, distributor termination costs and TCCC Transaction expenses, general and administration costs as a percentage of net sales for the 2015 first quarter were 10.8 percent. Stock-based compensation (a non-cash item) was $10.1 million for the first quarter of 2016, compared with $6.4 million in the first quarter last year.

Operating income for the 2016 first quarter increased to $254.7 million from $7.6 million in the comparable 2015 quarter. Excluding acceleration of deferred revenue, distributor termination costs and TCCC

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Transaction expenses, operating income for the 2016 first quarter increased 45.5 percent to $258.2 million from $177.4 million in the comparable 2015 quarter.

The effective tax rate for the 2016 first quarter was 35.8 percent, compared with 50.2 percent in the same period last year.  Excluding acceleration of deferred revenue, distributor termination costs and TCCC Transaction expenses, the effective tax rate for the 2015 first quarter would have been approximately 38.0 percent.

Net income for the 2016 first quarter increased to $163.9 million from $4.4 million in the same period last year. Excluding acceleration of deferred revenue, distributor termination costs and TCCC Transaction expenses, net income for the 2016 first quarter increased 49.9 percent to $166.1 million from $110.8 million in the comparable 2015 quarter. Net income per diluted share increased to $0.79 from $0.03 in the same period last year. Excluding acceleration of deferred revenue, distributor termination costs and TCCC Transaction expenses, net income per diluted share for the 2016 first quarter increased 25.9 percent to $0.80 from $0.64 in the comparable 2015 quarter.

On April 1, 2016, Monster Beverage Corporation completed its previously announced acquisition of American Fruits and Flavors (“AFF”), the Company’s principal flavor supplier.

Rodney C. Sacks, Chairman and Chief Executive Officer, said:  “The integration of AFF is proceeding in line with expectations.  This transaction secures our ownership of the unique intellectual property of many of our key flavors.

“Additionally, we are pleased to note continued progress on the implementation of our strategic alignment with Coca-Cola bottlers internationally. In particular, we have concluded agreements with Coca-Cola Amatil and will be launching our Monster Energy® drinks in Australia and New Zealand in May 2016 with Coca-Cola Amatil.  We are also pleased to report that we have reached agreements with a number of other international Coca-Cola bottlers for distribution of our Monster Energy® drinks.  In the United States, the Coca-Cola bottlers have expanded the number of outlets in which Monster Energy® drinks are available, and we are seeing improvements in our levels of distribution.

“The continued strength of the U.S. dollar, distributor transitions and uncertainties in portions of our international non-Coca-Cola distribution network also impacted our results,” Sacks added.

Intention to Commence Tender Offer

Consistent with the Company’s previously announced plan to return capital to shareholders in 2016, the Company currently intends to commence a tender offer in May to purchase up to $2.0 billion in value of its common stock through a modified “Dutch auction” tender offer at a price range to be specified.

The Company will fund the tender offer with cash on hand.

The Company’s two founders have indicated that they may participate in the offer, however they will continue to own a substantial majority of their current holdings following any successful tender offer.

Investor Conference Call

The Company will host an investor conference call today, April 29, 2016, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time).  The conference call will be open to all interested investors through a live audio web broadcast via the internet at www.monsterbevcorp.com in the “Events & Presentations” section.  For

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those who are not able to listen to the live broadcast, the call will be archived for approximately one year on the website.

Monster Beverage Corporation

Based in Corona, California, Monster Beverage Corporation is a holding company and conducts no operating business except through its consolidated subsidiaries.  The Company’s subsidiaries develop and market energy drinks, including Monster Energy® energy drinks, Monster Energy Extra Strength Nitrous Technology® energy drinks, Java Monster® non-carbonated coffee + energy drinks, M3® Monster Energy® Super Concentrate energy drinks, Monster Rehab® non-carbonated energy drinks with electrolytes, Muscle Monster® Energy Shakes, Übermonster® energy drinks, NOS® energy drinks, Full Throttle® energy drinks, Burn® energy drinks, Samurai® energy drinks, Relentless® energy drinks, Mother® energy drinks, Power Play® energy drinks, BU® energy drinks, Nalu® energy drinks, BPM® energy drinks, Gladiator® energy drinks, and Ultra® energy drinks. For more information, visit www.monsterbevcorp.com.

Note Regarding Use of Non-GAAP Measures

Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of particular products, salesperson performance, product growth or declines and overall Company performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. We therefore believe that the presentation of gross sales provides a useful measure of our operating performance. Gross sales is not a measure that is recognized under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

Caution Concerning Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, as amended, regarding the expectations of management with respect to our future operating results and other future events including revenues and profitability.  The Company cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein.  Such risks and uncertainties include, but are not limited to, the following: the intended commencement of the tender offer; our ability to recognize benefits from The Coca-Cola Company transactions; our ability to integrate American Fruits and Flavors; our ability to implement the share repurchase program; unanticipated litigation concerning the Company’s products; the current uncertainty and volatility in the national and global economy; changes in consumer preferences; changes in demand due to both domestic and international economic conditions; activities and strategies of competitors, including the introduction of new products and competitive pricing and/or marketing of similar products; actual performance of the parties under the new distribution agreements; potential disruptions arising out of the transition of certain territories to new distributors; changes in sales levels by existing distributors; unanticipated costs incurred in connection with the termination of existing distribution agreements or the transition to new distributors; changes in the price and/or availability of raw materials; other supply issues, including the availability of products and/or suitable production facilities; product distribution and placement decisions by retailers; changes in governmental

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regulation; the imposition of new and/or increased excise and/or sales or other taxes on our products; criticism of energy drinks and/or the energy drink market generally; our ability to satisfy all criteria set forth in any U.S. model energy drink guidelines; the impact of proposals to limit or restrict the sale of energy drinks to minors and/or persons below a specified age and/or restrict the venues and/or the size of containers in which energy drinks can be sold; political, legislative or other governmental actions or events, including the outcome of any state attorney general and/or government or quasi-government agency inquiries, in one or more regions in which we operate.  For a more detailed discussion of these and other risks that could affect our operating results, see Monster’s reports filed with the Securities and Exchange Commission (the “Commission”). The Company’s actual results could differ materially from those contained in the forward-looking statements.  The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information Regarding The Tender Offer

This communication is for informational purposes only, is not a recommendation to buy or sell Monster’s common stock, and does not constitute an offer to buy or the solicitation of an offer to sell common shares of Monster.  The tender offer described in this communication has not yet commenced, and there can be no assurances that Monster will commence the tender offer on the terms described in this communication or at all.  The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that Monster expects to distribute to its shareholders and file with the Commission upon commencement of the tender offer.  SHAREHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER.  Once the tender offer is commenced, shareholders and investors will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that Monster expects to file with the Commission at the Commission’s website at www.sec.gov or by calling the Information Agent (to be identified at the time the offer is made) for the tender offer.

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(tables below)

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MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER INFORMATION

FOR THE THREE-MONTHS ENDED MARCH 31, 2016 AND 2015

(In Thousands, Except Per Share Amounts) (Unaudited)

	Three-Months Ended
	March 31,
	2016	2015

Net sales(1)	$680,186	$626,791

Cost of sales	257,088	257,834

Gross profit(1)	423,098	368,957
Gross profit as a percentage of net sales	62.2%	58.9%

Operating expenses(2),(3)	168,385	361,328
Operating expenses as a percentage of net sales	24.8%	57.6%

Operating income(1),(2),(3)	254,713	7,629
Operating income as a percentage of net sales	37.4%	1.2%

Interest and other income, net	608	1,233

Income before provision for income taxes(1),(2),(3)	255,321	8,862

Provision for income taxes	91,444	4,448
Income taxes as a percentage of income before taxes	35.8%	50.2%

Net income(1),(2),(3)	$163,877	$4,414
Net income as a percentage of net sales	24.1%	0.7%

Net income per common share:
Basic	$0.81	$0.03
Diluted	$0.79	$0.03

Weighted average number of shares of common stock and common stock equivalents:
Basic	202,946	169,871
Diluted	206,908	173,778

Case sales (in thousands) (in 192-ounce case equivalents)	72,653	57,779
Average net sales per case	$9.36	$10.85

(1) Includes $39.8 million for the three-months ended March 31, 2015, related to the acceleration of deferred revenue associated with certain of the Company’s prior distributors who were sent notices of termination during the first quarter of 2015.

(2) Includes $3.4 million and $206.0 million for the three-months ended March 31, 2016 and 2015, respectively, related to distributor termination costs.

(3) Includes $3.6 million for the three-months ended March 31, 2015 related to TCCC Transaction expenses.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2016 AND DECEMBER 31, 2015

(In Thousands, Except Par Value) (Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,528,109	$2,175,417
Short-term investments	508,243	744,610
Accounts receivable, net	416,704	352,955
TCCC Transaction receivable	125,000	125,000
Inventories	165,929	156,121
Prepaid expenses and other current assets	36,458	26,967
Prepaid income taxes	12,429	1,532
Total current assets	3,792,872	3,582,602

INVESTMENTS	7,419	15,348
PROPERTY AND EQUIPMENT, net	99,257	97,354
DEFERRED INCOME TAXES	261,297	261,310
GOODWILL	1,279,715	1,279,715
INTANGIBLES, net	428,578	427,986
OTHER ASSETS	14,346	10,874
Total Assets	$5,883,484	$5,675,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$183,216	$144,763
Accrued liabilities	96,734	81,786
Accrued promotional allowances	131,091	115,530
Accrued distributor terminations	8,660	11,018
Deferred revenue	36,226	32,271
Accrued compensation	12,978	22,159
Income taxes payable	71,750	106,662
Total current liabilities	540,655	514,189

DEFERRED REVENUE	350,983	351,590

STOCKHOLDERS’ EQUITY:

Common stock - $0.005 par value; 240,000 shares authorized; 207,175 shares issued and 203,041 outstanding as of March 31, 2016; 207,019 shares issued and 202,900 outstanding as of December 31, 2015	1,036	1,035
Additional paid-in capital	4,005,996	3,991,857
Retained earnings	1,558,740	1,394,863
Accumulated other comprehensive loss	(15,443)	(21,878)
Common stock in treasury, at cost; 4,134 and 4,119 shares as of March 31, 2016 and December 31, 2015, respectively	(558,483)	(556,467)
Total stockholders’ equity	4,991,846	4,809,410
Total Liabilities and Stockholders’ Equity	$5,883,484	$5,675,189

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER INFORMATION

FOR THE THREE-MONTHS ENDED MARCH 31, 2016 AND 2015

(In Thousands, Except Per Share Amounts) (Unaudited)

	Three-Months Ended
	March 31,
	2016	2015
Gross sales, net of discounts and returns(1),(3)	$777,508	$670,432

Less: Promotional and other allowances(2)	97,322	83,402

Net sales(3)	680,186	587,030

Cost of sales	257,088	257,834

Gross profit(3)	423,098	329,196
Gross profit as a percentage of net sales	62.2%	56.1%

Operating expenses(4),(5)	164,945	151,751
Operating expenses as a percentage of net sales	24.2%	25.9%

Operating income(3),(4),(5)	258,153	177,445
Operating income as a percentage of net sales	38.0%	30.2%

Interest and other income, net	608	1,233

Income before provision for income taxes(3),(4),(5)	258,761	178,678

Provision for income taxes	92,700	67,866
Income taxes as a percentage of income before taxes	35.8%	38.0%

Net income(3),(4),(5)	$166,061	$110,812
Net income as a percentage of net sales	24.4%	18.9%

Net income per common share:
Basic	$0.82	$0.65
Diluted	$0.80	$0.64

Weighted average number of shares of common stock and common stock equivalents:
Basic	202,946	169,871
Diluted	206,908	173,778

Case sales (in thousands) (in 192-ounce case equivalents)	72,653	57,779
Average net sales per case	$9.36	$10.16

(1) Gross sales is a non-GAAP measure that is used internally by management as an indicator of and to monitor operating performance, including sales performance of particular products, salesperson performance, product growth or declines and overall Company performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. We therefore believe that the presentation of gross sales provides a useful measure of our operating performance. Gross sales is not a measure that is recognized under GAAP and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

(2) Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, our definition of promotional and other allowances may not be comparable to similar items presented by other companies. Promotional and other allowances primarily include consideration given to the Company’s distributors or retail customers including, but not limited to the following: (i) discounts granted off list prices to support price promotions to end-consumers by retailers; (ii) reimbursements given to the Company’s distributors for agreed portions of their promotional spend with retailers, including slotting, shelf space allowances and other fees for both new and existing products; (iii) the Company’s agreed share of fees given to distributors and/or directly to retailers for advertising, in-store marketing and promotional activities; (iv) the Company’s agreed share of slotting, shelf space allowances and other fees given directly to retailers; (v) incentives given to the Company’s distributors and/or retailers for achieving or exceeding certain predetermined sales goals; (vi) discounted or free products; (vii) contractual fees given to the Company’s distributors related to sales made by the Company direct to certain customers that fall within the distributors’ sales territories; and (viii) commissions paid to our customers. The presentation of promotional and other allowances facilitates an evaluation of their impact on the determination of net sales and the spending levels incurred or correlated with such sales. Promotional and other allowances constitute a material portion of our marketing activities. The Company’s promotional allowance programs with its numerous distributors and/or retailers are executed through separate agreements in the ordinary course of business. These agreements generally provide for one or more of the arrangements described above and are of varying durations, ranging from one week to one year.

(3) Excludes $39.8 million for the three-months ended March 31, 2015, related to the acceleration of deferred revenue associated with certain of the Company’s prior distributors who were sent notices of termination during the first quarter of 2015.

(4) Excludes $3.4 million and $206.0 million for the three-months ended March 31, 2016 and 2015, respectively, related to distributor termination costs.

(5) Excludes $3.6 million for the three-months ended March 31, 2015 related to TCCC Transaction expenses.

Reconciliation of GAAP and Non-GAAP Information

($ in Thousands, unaudited)

Adjusted results are non-GAAP items that exclude (i) the acceleration of deferred revenue, (ii) distributor termination costs, and (iii) TCCC Transaction expenses.  The Company believes that these non-GAAP items are useful to investors in evaluating the Company’s ongoing operating and financial results.  The non-GAAP items should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.

	Three-Months Ended
	March 31,
	2016	2015
Net sales	$680,186	$626,791

Accelerated recognition of deferred revenue		(39,761)

Net sales excluding above item	$680,186	$587,030

	Three-Months Ended
	March 31,
	2016	2015
Gross profit	$423,098	$368,957

Accelerated recognition of deferred revenue		(39,761)

Gross profit excluding above item	$423,098	$329,196

	Three-Months Ended
	March 31,
	2016	2015
Operating expenses	$168,385	$361,328

Distributor termination costs	(3,440)	(205,980)
TCCC Transaction expenses		(3,597)

Operating expenses excluding above items	$164,945	$151,751

	Three-Months Ended
	March 31,
	2016	2015
Operating income	$254,713	$7,629

Accelerated recognition of deferred revenue		(39,761)
Distributor termination costs	3,440	205,980
TCCC Transaction expenses	—	3,597

Operating income excluding above items	$258,153	$177,445

Reconciliation of GAAP and Non-GAAP Information (cont.)

($ in Thousands, unaudited)

	Three-Months Ended
	March 31,
	2016	2015
Income before provision for income taxes	$255,321	$8,862

Accelerated recognition of deferred revenue		(39,761)
Distributor termination costs	3,440	205,980
TCCC Transaction expenses		3,597
Income before provision for income taxes excluding above items	$258,761	$178,678

	Three-Months Ended
	March 31,
	2016	2015
Net income	$163,877	$4,414

Accelerated recognition of deferred revenue		(39,761)
Distributor termination costs	3,440	205,980
TCCC Transaction expenses		3,597
Provision for income taxes relating to above	(1,256)	(63,418)

Net income excluding above items	$166,061	$110,812